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                                                                    EXHIBIT 23.2


                            CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Current Report on Amendment No. 1 to Form 8-K (dated March 17, 1998) of Apartment Investment and Management Company of our report dated February 13, 1998, except for Note 20, as to which the date is March 19, 1998, with respect to the consolidated financial statements of Insignia Financial Group, Inc. included as Exhibit
99.2 to the Form 8-K.

We also consent to the incorporation by reference in Apartment Investment and Management Company's Registration Statement on Form S-3 (No. 333-828), Registration Statement on Form S-3 (No. 333-4546), Registration Statement on Form S-3 (No. 333-8997), Registration Statement on Form S-3 (No. 333-17431), Registration Statement on Form S-3 (No. 333-20755), Registration Statement on Form S-3 on Form S-3 (No. 333-26415), Registration Statement on Form S-3 (No. 333-36531), Registration Statement on Form S-3 (No. 333-36537), Registration Statement on Form S-8 (No. 333-4542), Registration Statement on Form S-8 (No. 333-4550), Registration Statement on Form S-8 (No. 333-4548), Regstration Statement on Form S-8 (No. 333-14481), Registration Statement on Form S-8 (No. 333-36803), and Registration Statement on Form S-8 (No. 333-41719) of our report dated February 13, 1998, except for Note 20, as to which the date is March 19, 1998, with respect to the consolidated financial statements incorporated herein by reference.

                                       /s/ ERNST & YOUNG LLP

Greenville, South Carolina
April 3, 1998